EXHIBIT 2.1



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                          AGREEMENT AND PLAN OF MERGER

                           OF TOUCAN GOLD CORPORATION

                             A DELAWARE CORPORATION

                                       AND

                          STARLIGHT ACQUISITIONS, INC.

                             A COLORADO CORPORATION

         THIS AGREEMENT AND PLAN OF MERGER dated as of July 29, 1996 (the "Agreement") is between Toucan Gold Corporation, a Delaware corporation ("Toucan") and Starlight Acquisitions, Inc., a Colorado corporation ("Starlight"). Toucan and Starlight are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

         WHEREAS, Toucan is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 32,000,000 shares, 30,000,000 of which are designated "Common Stock," par value $.01 per share, and 2,000,000 of which are designated "Preferred Stock," par value $.01 per share. As of July 29, 1996, 1,000 shares of Common Stock were issued and outstanding, all of which were held by Starlight. No shares of Preferred Stock are outstanding;

         WHEREAS, Starlight is a corporation duly organized and existing under the laws of the State of Colorado and has an authorized capital of 32,000,000 shares, 30,000,000 of which are designated "Common Stock," no par value, and 2,000,000 of which are designated "Preferred Stock," no par value. As of July 29, 1996, 5,664,600 shares of Common Stock were issued and outstanding. No shares of Preferred Stock are issued and outstanding;

         WHEREAS, the Board of Directors of Starlight has determined that for the purpose of effecting the reincorporation of Starlight in the State of Delaware, it is advisable and in the best interests of Starlight that Starlight merge with and into Toucan upon the terms and conditions herein provided; and

         WHEREAS, the respective Boards of Directors of Toucan and Starlight have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers;

         NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein Toucan and Starlight hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

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                                    I. MERGER

         1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Colorado Business Corporation Act, Starlight shall be merged with and into Toucan (the "Merger"), the separate existence of Starlight shall cease and Toucan shall be and is herein sometimes referred as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Toucan Gold Corporation.

         1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed.

                  (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Colorado Business Corporation Act.

                  (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof.

                  (c) An executed Agreement and Plan of Merger or a Certificate of Merger with respect thereto meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware, and

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Starlight shall cease and Toucan as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger;
(ii) shall be subject to all actions previously taken by its and Starlight's Board of Directors; (iii) shall succeed without other transfer to all of the assets, rights, powers and property of Starlight in the manner more fully set forth in Section 259 of the Delaware General Corporation Law; (iv) shall continue to be subject to all of the debts, liabilities and obligations of Toucan as constituted immediately prior to the Effective Date of the Merger; and
(v) shall succeed, without other transfer, to all of the debts, liabilities and obligation of Starlight in the same manner as if Toucan had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Colorado Business Corporation Act.

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                  II. CHARTER DOCUMENTS DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation. The Certificate of Incorporation of Toucan as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 Bylaws. The Bylaws of Toucan as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 Directors and Officers. The directors and officers of Starlight immediately prior to the Effective Date of the Merger shall be elected as the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

         3.1 Starlight Common Shares. Upon the Effective Date of the Merger, each share of Starlight Common Stock, no par value, issued and outstanding immediately prior thereto (other than such shares (the "Dissenters' Shares") as to which dissenters' rights have been validly perfected and not withdrawn or otherwise forfeited pursuant to the Colorado Business Corporation Act) shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person be converted into and exchanged for one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

         3.2 Starlight Preferred Shares. There are no shares of Preferred Stock of Starlight, no par value, issued and outstanding immediately prior to the Merger, and no shares of Preferred Stock shall be converted to and exchanged for any securities of Toucan.

         3.3 Toucan Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, no par value, of Toucan issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Toucan, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Starlight Common Stock (other than any "Dissenters' Shares") may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Starlight Common Stock shall be deemed for all

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purposes to represent the number of shares of the Surviving Corporation's Common
Stock into which such shares of Starlight Common were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Starlight so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                   IV. GENERAL

         4.1 Covenants of Toucan. Toucan covenants and agrees that it will, on or before the Effective Date of the Merger:

                  (a) File any and all documents with the Franchise Tax Board for the State of Colorado necessary for the assumption by Toucan of all of the franchise tax liabilities of Starlight.

                  (b) Take such other actions as may be required by the Colorado Business Corporation Act.

         4.2 Further Assurances. From time to time, as and when required by Toucan or by its successors or assigns, there shall be executed and delivered on behalf of Starlight such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Toucan the title to and possession of all the property, interests, assets, nights, privileges, immunities, powers, franchises and authority of Starlight and otherwise to carry out the purpose of this Agreement, and the officers and directors of Toucan are fully authorized in the name and on behalf of Starlight or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

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         4.3  Abandonment.  At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Starlight or of Toucan, or of both, notwithstanding the approval of this Agreement by the shareholders of Starlight or by the sole stockholder of Toucan or by both.

         4.4 Amendment. The Board of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided than an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not (i) alter or change the amounts of kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

         4.5  Registered   Office.   The  registered  office  of  the  Surviving
Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington 19805-1297, County of New Castle, and the Prentice-Hall Corporation System is the registered agent of the Surviving Corporation at such address.

         4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at c/o Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2799, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Colorado Business Corporation Act.

         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Toucan and Starlight is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

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                                   TOUCAN GOLD CORPORATION

                                   a Delaware corporation

                                   By:  ____________________________
                                   Robert Jeffcock, Chief Executive Officer and
                                   Chief Financial Officer and Secretary

ATTEST

__________________________
Robert Jeffcock, Secretary

                                   STARLIGHT ACQUISITIONS, INC.

                                   a Colorado corporation

                                   By:  ____________________________
                                   Robert Jeffcock, Chief Executive Officer and
                                   Chief Financial Officer

ATTEST

__________________________
Robert Jeffcock, Secretary



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